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                                                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 19, 1998 included in Excelsior-Henderson Motorcycle Manufacturing Company's Form 10-K for the fiscal year ended January 3, 1998 and to all references to our Firm included in this registration statement.

                                                       ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
September 22, 1998